UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.01 per share	Nasdaq Global Select Market	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On May 1, 2020, Gulfport Energy Corporation, as borrower (the “Borrower”), entered into a fifteenth amendment (the “Fifteenth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 27, 2013, as amended to the date hereof, with the guarantors party thereto (the “Guarantors”), The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

Among other changes, the Fifteenth Amendment amends the Credit Agreement to: (i) set the borrowing base to $700 million and reduce the elected commitments to $700 million; (ii) introduce customary anti-cash hoarding protections; (iii) increase the letter of credit sublimit under the Credit Agreement to $450 million; (iv) add a financial covenant ratio of Net Senior Secured Debt to EBITDAX (as defined in the Credit Agreement) not to exceed 2.00 to 1.00; (v) suspend testing the ratio of Net Funded Debt to EBITDAX (as defined in the Credit Agreement) until September 30, 2021; (vi) increase the applicable rate for all loans by 0.50%; (vii) remove the Borrower’s ability to repurchase its equity; and (viii) insert a $20 million cap on voluntary repurchases of the Senior Notes or Subordinated Obligations (each as defined in the Credit Agreement) on and after May 1, 2020.

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2020, Gulfport Energy Corporation (“Gulfport”) issued a press release reporting its financial and operational results for the first quarter ended March 31, 2020 and providing an update on its 2020 activities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Fifteenth Amendment is incorporated herein by reference, as applicable.

Item 7.01.	Regulation FD Disclosure.

Also on May 7, 2020, Gulfport posted an updated investor presentation on its website. The presentation may be found on Gulfport’s website at http://www.gulfportenergy.com by selecting “Investors,” “Company Information” and then “Presentations.”

The information in the press release and updated investor presentation is being furnished, not filed, pursuant to Item 2.02 and Item 7.01. Accordingly, the information in the press release and updated investor presentation will not be incorporated by reference into any registration statement filed by Gulfport under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Number	Exhibit

99.1	Press release dated May 7, 2020 entitled “Gulfport Energy Corporation Reports First Quarter 2020 Financial and Operating Results.”

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: May 7, 2020	By:	/s/ Quentin Hicks
Quentin Hicks Executive Vice President & Chief Financial Officer